FINAL TRANSCRIPT

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Conference Call Transcript

SPAR — Q3 2009 Spartan Motors Earnings Conference Call

Event Date/Time: Oct. 22. 2009 / 10:00AM ET

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FINAL TRANSCRIPT

Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

CORPORATE PARTICIPANTS

Jeff Lambert
Lambert Edwards & Assoc. — IR Contact

John Sztykiel
Spartan Motors, Inc. — President, CEO

Joe Nowicki
Spartan Motors, Inc. — CFO, Chief Compliance Officer

Tom Gorman
Spartan Motors, Inc. — COO

CONFERENCE CALL PARTICIPANTS

Walt Liptak
Barrington Research Assoc. — Analyst

Joe Maxa
Dougherty & Co. — Analyst

Frank Magdlen
The Robins Group — Analyst

Ned Borland
Next Generation Equity Research — Analyst

PRESENTATION

Operator

Good morning and welcome to Spartan Motors’ third-quarter 2009 earnings conference call. All participants will be in a listen-only mode until the question-and-answer session of the conference call. This call is being recorded at the request of Spartan Motors. (Operator Instructions).

I would now like to introduce Mr. Jeff Lambert on behalf of Spartan Motors. Mr. Lambert, you may proceed.

Jeff Lambert —Lambert Edwards & Assoc. — IR Contact

Good morning, everyone, and welcome to Spartan Motors’ third-quarter 2009 conference call. I am Jeff Lambert with Lambert Edwards and Associates. I have with me today several members of Spartan’s management team, including John Sztykiel, President and CEO; Joe Nowicki, Chief Financial officer; and Tom Gorman, Chief Operating Officer.

I assume all of you saw the Company’s news release on the newswire and Internet this morning. Management will take a few minutes to discuss the results of the quarter. However, before we do, it is my responsibility to inform you that certain predictions and projections made in today’s conference call regarding Spartan Motors and its operations may be considered forward-looking statements under the Securities laws. As a result, I must caution you that, as with any projection or prediction, there are a number of factors that could cause Spartan’s results to differ materially. These risk factors are identified in our Form 10-K filed with the SEC.

A quick word about the format of today’s call — John Sztykiel will begin the call with a brief overview of the quarter. Joe Nowicki will then discuss the financial results and go over the operational results for each business segment. John will then conclude with an outlook for the future, and Tom Gorman will be available for Q&A at the end. We will conclude with a Q&A, as I said, at which time the operator will instruct you on how to enter the queue.

With that, I will turn the call over to John Sztykiel. John?

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FINAL TRANSCRIPT

Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

John Sztykiel —Spartan Motors, Inc. — President, CEO

All right, Jeff. First, good morning to those that are listening to today’s call and on the Internet as well.

As you saw in our press release, our 2009 third-quarter results were highlighted by continued profitability as a result of swift actions we took to realign our cost structure to the current demand levels. We’re also very pleased with our ability to maintain margins and continue the history of positive earnings in the face of significant revenue decline. You know, honestly, this is extremely pleasing. Very few firms can operate this fast and in this kind of manner.

On our second-quarter call we indicated the next several quarters will be challenging from a demand perspective. We also talked about our optimism for the future [based] and are intent to quickly change our cost structure while staying focused on our long-term vision to transform markets from commercial to custom.

Simply, we did what we said we were going to do. Again, not many firms do this. We’ve swiftly and successfully contracted our cost structure to match the demand in the market. We had great results over the last three years and in the first half of 2009. However, as society changes, our markets change, and so must our business model. This realignment restructuring took place — began and took place in the third quarter, the results of which will continue to unfold in the fourth quarter and 2010 as we continue our efforts on all fronts.

Our leaner cost structure will allow us to continue to build our balance sheet so that we can further pursue our growth strategy. Ultimately, our aim is to embark on another run of consistent quarters of double-digit sales and income growth.

Just from a people perspective, we have both Tom Gorman and Joe Nowicki in here, but what’s nice about both of their backgrounds is they come from variable cost structures, they come from markets which were highly competitive, where from a lean perspective I think both the companies they came from and the markets they were in were farther along than where we are at today.

In a few minutes, I will talk about our progress in the area of transforming markets from commercial to custom or specialty vehicles, but first a quick recap of the financial results for the quarter, and then Joe Nowicki, our CFO, will get into greater detail.

As with nearly all companies, we are seeing challenge in the demand side. Sales in the quarter decreased 62% from last year’s level, driven primarily by the conclusion of a large defense contract procured in 2008. In addition, we saw the impact of the weak macroeconomic environment on our motorhome chassis RV business. We did, however, see increases in fire truck sales, emergency rescue, as departments continue to show preference for our product.

Despite this decline in sales and some one-time restructuring charges, we maintained a healthy gross margin of 17.6%. If you look over the past three, five, ten years, healthy is a very, very good appropriate term, only slightly lower than last year.

We also reduced our operating expenses by 30% from the prior year, a 33% reduction if you exclude the one-time restructuring charges. Again, Joe will go into greater detail. This allowed us to remain profitable.

Plus, with a renewed focus on our balance sheet, we doubled our cash position. Again, not many companies can make this statement.

In the quarter we had $0.9 million in restructuring charges related to our cost-structure realignment. Excluding these restructuring charges, the operating income was 2.4% of sales and adjusted earnings-per-share were equal to $0.004 per share — I should say $0.04 a share. Some of this restructuring took place midway through the third quarter. We do expect some additional operational cost savings in the fourth quarter and into 2010. As mentioned earlier, from a lean perspective, we still have a significant way to go. All of these one-time costs were necessary to position the business at the right size and scale to drive continued profitability and growth into the future.

We are pleased with our results in the quarter. Again, in a few moments, Joe will provide more detail from a financial perspective.

From an RV perspective, in regards to order volume, things are moving in the right direction. In fact, our total orders for the quarter were up 28% from the second quarter, which may be an early indication that demand is heading in the right direction.

Now, let’s get into the markets. In the RV industry, we are seeing a continued increase in orders, obviously not at 2006-2007 levels but significantly better than Q1 of 2009. This is probably due in part to some increased credit availability, our increased partnership with Fleetwood, and simply some people just making a decision to go out and buy a Class A motorhome.

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Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

Are we past the bottom? That I believe is yes. Is the trend up? The answer is yes. Should 2010 be better than 2009? The answer is yes. Will the growth be slow? Again, the answer is yes.

I do not expect us to see large double-digit growth in 2010 sales versus 2009, as there are still some major macro economic issues to work through with probably the number one being consumer confidence. That must move in the right direction in a significant way before the RV industry truly busts out into large double-digit macro economic growth.

In closing, on a very positive note, at RVIA in December of this year, we will be unveiling a concept that should allow Spartan Chassis to compete in all three RV markets — motorhome, Class A through C, towables and specialized. Hopefully, some of you will be there, but I’ve been in this business since 1985, and one of the problems with our business model in the RV industry is the fact we do not compete effectively in the towable and the specialized part of the RV marketplace.

We will be showing a concept in December of 2009. Initial discussions with several OEMs relative to the concept have been extremely positive. We are excited about the debut. I doubt it will be much from a sales perspective in 2010, but if the concept is right, it should now place Spartan Chassis in all three parts of the RV marketplace, which could bode well for late 2010, 2011 and beyond.

Let’s switch over to the Defense Specialty segment. Simply, what we are seeing that there are small-order, small-quote opportunities. This state of affairs should continue for the next several months. We will continue to increase the number of projects we are quoting on, the number of OEMs we are quoting to, and that is a good sign.

The reality? The Defense Specialty market business model will be one of small wins, but we are in the industry for the long haul and Spartan definitely has a role. I suspect the number of small wins will increase as time goes on. I am excited about the strategy, the structure of the team. In addition, as macro or large opportunities present themselves, obviously we will pursue those to the nth degree. We’ve been successful in the past; we look forward to success in the future. But from a reality or a vision perspective, I see it as being one of small wins as we look over the next six to nine months in addressing the macro opportunities as they come up, and we will take it one step at a time.

Switching over to Emergency Rescue, another solid quarter for the most part. Demand For Emergency rescue continues to move in the right direction. The one negative — road rescue. It was a disappointing third quarter. Orders were off, gross margin decreased, and several of their designs released in April this past year at the Fire District Instructors Conference have been difficult to build at a level of high quality. That was probably the biggest disappointment. We had made significant progress at Road Rescue in 2008, the first quarter of 2009, and then things started to come off the track late second quarter/third quarter of this year.

However, we’ve made some leadership changes; we’ve made some process changes. From a leadership perspective, Dave Reid, who was the lead at Crimson Fire, and they are having an excellent year in 2009, now also has the lead at Road Rescue.

As we look at the Emergency Rescue market, it is simply a market of great opportunity. One, 11,000 people a day turn 50. As I’ve said more than once and which is why one of the reasons we see this business model continue to grow for us, more of us are going to take a ride in an emergency rescue product whether we want to or not. Hopefully, it’s on a Spartan, or in a Spartan. Once every 22 seconds, there is a fire call for help. Once every 1.25 seconds, there is an emergency rescue call, i.e. for an ambulance, a medical transport, etc.

From a data perspective, a market perspective, this is a market of tremendous opportunity. We’ve executed extremely well in the past; we look forward to the future. I’m excited about the strategy and the structure where Tom Gorman is leading the team and the group. It is a market of momentum for us and we are excited about the future.

In closing, it was exciting to see the release and the order for custom specialty ambulance chassis for Metro Dade and DeKalb County. Over the past couple of years, you’ve heard me and some others talk about our vision to transform the ambulance chassis market from commercial to custom. Today, in the fire truck marketplace, just over 60% of all the vehicles are purchased on a specialty or a custom chassis. Our vision is to have, hopefully, the same results, hopefully greater market share, and we have a strategy and a structure in place to make that happen. Our desire is not to take 30 years to get there, but it was great to see those initial set of orders from DeKalb and Metro-Dade on the Furion chassis.

In summary, again, we are excited about emergency rescue, relative to 2009 and as we look at 2010.

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Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

In the service, parts and accessories side of life, as noted in the release, the business was down as a significant amount of product was delivered in previous quarters. In addition, the operational use of our products in Iraq, MRAP-based product configurations continued to decline as the situation improves.

As we look to Afghanistan, relative to the flow of MRAPs in the theater, as their operational use increases, the opportunity for service parts and assemblies will continue to grow. We have the right strategy, the right structure — i.e., the right team in place — to pursue and take advantage of that.

It is important to note, though, that MRAPs mine-resistant ambush protected vehicles are different than MATVs. We are focused and we participate on the MRAP side of life.

As a whole, SPA has been a great market for Spartan. Since 1975, Spartan has placed into operation over 65,000 vehicles, and each one represents an opportunity to maximize value in its lifecycle. Whether it is emergency rescue, RV, defense, specialty, future markets are developing the opportunity to develop the right strategy and structure — is there, it is in place and it is moving forward.

In summary — and then I’ll turn it over — or I’m sorry. In summary, before I turn over to Joe, it was a positive quarter, one of the best we’ve ever had even though earnings were down but we did a lot of things right. I will let Joe continue into the financials and then we will work to wrap it up from there and open it up to questions. Joe?

Joe Nowicki —Spartan Motors, Inc. — CFO, Chief Compliance Officer

Thank you, John, and good morning, everyone.

Although our — as John described, although our numbers reflect significant declines from the prior year, our ability to remain profitable and significantly strengthen our balance sheet while incurring almost $1 million to restructure the business is a testament to the agility and determination that exists in this company.

That said, we are encouraged by the results we saw in the quarter. As I noted in the press release, this quarter was a preview of where we are moving as a company, that business model where we can maintain solid gross margins and operating income despite volatile demand while also strengthening our balance sheet along the way.

Third-quarter net sales were $89.7 million, down 62% from the prior year. The majority of the decrease was in the Other product sales category due to the conclusion of a large defense contract in 2008.

In addition, our motorhome chassis sales declined to 30%, although on the positive side, sales of fire truck chassis increased 20% in the (technical difficulty) emergency vehicle team sales increased by 5%.

The really good news is that orders for the third quarter were up 28% from the prior year, driven by the (technical difficulty) demand for motor homes and fire trucks.

In our (technical difficulty) our motorhome order intake in September was the (technical difficulty) highest since May of 2008 and our fire order intake for the (technical difficulty) was the highest third quarter we’ve seen in the ten years we have been tracking this detail.

Spartan Motors’ consolidated backlog was $157.5 million as of September 30, 2009. Within this number, fire truck backlog increased 16%, motorhome chassis back (technical difficulty) which is an encouraging sign. Backlog for our other products, which includes chassis to the defense, such as the MRAP vehicles, was down 72%, again in line with the lack of large-scale contracts year-over-year. The EVTeam backlog was mostly unchanged compared to the prior year.

Gross margin percentage in the quarter was 17.6%, a decline from last year of only 50 basis points on a $148 million decrease in volume. This is a significant highlight (technical difficulty) to our renewed discipline on cost controls and operational efficiency to flex the business to current demand.

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Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

Driving our gross margin improvement was a better product mix from increased sales of fire trucks, especially higher-end trucks, as well as lower commodity costs. These factors helped to offset a large loss of leverage from the lower volume. Our cost of sales also includes roughly $300,000 in restructuring costs.

Moving onto operating expenses, for the third quarter, they were $14.6 million compared to $20.9 million last year, an improvement of approximately 30%. This number also included about $700,000 in restructuring costs. Excluding those, it is a 33% improvement. The year-over-year reduction is the result of lower incentive compensation, lower legal costs, as well as the start of improvements due to our cost realignment work.

Talking about that for a minute, over the quarter, we aggressively sized our business in line with market demand. We reduced our staffing levels by 14%, eliminating one of our older facilities, and have eliminated several other program and external costs.

During the quarter, we also incurred some one-time costs (technical difficulty) AR reserves for approximately $600,000 to reflect a specific dealer issue (technical difficulty) business. Total restructuring expenses related to our operational alignment in the third quarter were $900,000.

Operating income in the quarter was $1.2 million or 1.3% of sales. However, when you exclude the nonrecurring expenses, our adjusted operating income was $2.1 million or 2.4% of sales.

Our effective tax rate in the quarter was 34.1% and 34% for the nine-month period. (technical difficulty) per share. When you exclude the nonrecurring expenses, our adjusted diluted earnings per would be $0.04.

We had positive operating cash flow of $20.6 million in the current quarter because of improved working capital, primarily due to our focus on AR collections and inventory reduction. We ended the quarter with $36.3 million in cash and cash equivalents, as well as $15.2 million in long-term debt.

While we’ve made some great progress in strengthening our balance sheet again this quarter, we still believe we have more that we could make in further managing our working capital. In addition, we have a $50 million unused credit facility which provides a significant financial flexibility.

Depreciation for the quarter was $1.8 million. Our year-to-date return on invested capital is running 9.1%. Spartan Motors, in each of our subsidiaries, uses ROIC as a key measure of our progress. It’s also related to our management bonus program for management and associates, which is based on an economic value-added financial model.

As noted in the press release, ROIC is operating income less taxes on an annualized basis, divided by shareholders equity. This quarter was below our company target with lower year-over-year sales (technical difficulty) ROIC which pressured despite our strong (technical difficulty). As previously discussed, we currently have focused efforts to improve our capital base as well as our overall earnings to drive the increased ROIC into 2010.

We continue to forecast capital expense spending of around $5 million to $6 million in [2010].

With that, I will turn the call back to John, who will share some final thoughts on our outlook as we move into the final quarter of 2009 and into 2010.

John Sztykiel —Spartan Motors, Inc. — President, CEO

All right, Joe, thank you very much.

The other reality is people — you, myself included — all of us desire to see the run of operational results we’ve had for the past three to five years to continue every quarter. But simply, that is absolutely not reality. Society changes, thus business models must, which is why this quarter was probably one of the best quarters we’ve had from a strategic perspective, positioning the organization for future growth and (technical difficulty) operational perspective, focusing the organization on short-term results.

First, we realigned, restructured the business, yet made money. Very few firms do this. (technical difficulty) new to the Spartan business model, we were born out of the bankruptcy of Diamond Reo Trucks in 1975, and there have been a slew of bankruptcies over the past four to six quarters. As I continue to educate both people internally and externally, when you are born out of a bankruptcy, you never, ever want to go back.

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FINAL TRANSCRIPT

Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

Number two, people — the additions of Tom Gorman and Joe Nowicki — very customer-centric, very focused on lean with demonstrated past results. As they look to change, influence our culture, the strategy, the structure, how we operate, we will become a more effective, a leaner operation.

Third, financially — as Joe mentioned, the cash position, the credit line, where we are from a financial perspective is absolutely excellent. This excellence will allow us to strategically grow and diversify our business model, both organically and through the right M&A.

The next two to 4 quarters obviously will be challenging, but where we are at today, the trends, the opportunities are in our favor. While we do have a lot of work in front of us, it is not going to be easy. The trends, the opportunities as mentioned a few moments ago are in our favor, and we look forward to executing tomorrow just as we have been over the past several years, no different in a highly (technical difficulty) oriented manner and also one of integrity.

Jeff?

Jeff Lambert —Lambert Edwards & Assoc. — IR Contact

We will open it up to Q&A.

QUESTION AND ANSWER

Operator

(Operator Instructions) Walt Liptak, Barrington Research.

Walt Liptak —Barrington Research Assoc. — Analyst

Good morning, guys. Walt Liptak with Barrington. Congratulations on a great quarter. My first question is on your comments about MRAPs in Afghanistan. Do you know the number of MRAPs that are operating in the country?

John Sztykiel —Spartan Motors, Inc. — President, CEO

Walt, this is John Sztykiel. You know, we don’t know the number. We do know the number continues to grow. I think the last note we had seen published in the press that IED rates were now at a rate of 800 per month, and the trend was up. Now, obviously, that number will decrease as the snow continues to fall and winter starts to set in, but you know (technical difficulty) at least from an operational perspective, the number of MRAPs is up versus what they forecasted 18 months ago. So we see this as a positive trend.

Walt Liptak —Barrington Research Assoc. — Analyst

Okay, I’m sorry. The number you are quoting is there is 800 (technical difficulty) —IEDs exploding per month?

John Sztykiel —Spartan Motors, Inc. — President, CEO

Yes, I think that was the last quote. Now, I’m not sure if that was July or August, but that was the last stated quote (technical difficulty) IED perspective.

Walt Liptak —Barrington Research Assoc. — Analyst

Okay, we’ll ask you this. What do you expect the run rate for MRAP parts might be over the next couple of quarters?

John Sztykiel —Spartan Motors, Inc. — President, CEO

You know, honestly, that is hard for us, you know, to make an estimate. I mean those discussions are going on right now. We’ve had people overseas to try (technical difficulty) that exactly because (technical difficulty) product has a tremendous success rate from a survivability perspective, it is imperative that you have the right parts at the right place at the right time.

I will say this. I think one of the things which is important to note in getting into the detail, but MRAP related products where Spartan has participated have a high level of operational performance and readiness in theater in Iraq, and we are focused on the same business model in Afghanistan.

There also is the opportunity to upgrade the suspension systems into a bigger engine, etc. I mean one of the things, from just a pure geographic (technical difficulty) Afghanistan and it relates to MRAPs, is Iraq is mostly flat. Only to the north did you really start to get into some mountainous areas where, for the most part, Afghanistan is very, very mountainous all over. It is no different than the fire truck (technical difficulty) or the RV business. When you have mountains (technical difficulty).

Walt Liptak —Barrington Research Assoc. — Analyst

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FINAL TRANSCRIPT

Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

Okay. If I could switch to SG&A, Joe, you guys did a great job bringing the SG&A down to that $9.7 million. Is that a good run rate or is that trend lower because of some of the costs out this quarter?

Joe Nowicki —Spartan Motors, Inc. — CFO, Chief Compliance Officer

No. I think what you’ll see is we are continuing to push that one down a little bit further as well, too, Walt. So, we did a great job this quarter. What we want to do is the $14.6 million of spending as we (technical difficulty) about $700,000 of restructuring costs in there, is a one-time (technical difficulty). I also talked about [McCaul]. We also had some one-time increases for our reserves, specifically on the receivables, a little bit on inventory as well too that drove another $600,000 to $700,000.

If you take both of those out, from an outpacing perspective (technical difficulty) that gives you a good idea of where we are at. But we are also not done yet (technical difficulty) on realigning our cost structure (technical difficulty). We’ve got a great team working across the organization. (technical difficulty) we can do differently (technical difficulty) Phase 2 of that work currently going on. So expect us to continue our efforts to drive additional lean improvements to our cost structure.

Walt Liptak —Barrington Research Assoc. — Analyst

Okay, yes, that sounds good. And then —

John Sztykiel —Spartan Motors, Inc. — President, CEO

Walt, one second. You know, I’d also like (technical difficulty) Tom Gorman jump in, our Chief Operating Officer, on just some of his thoughts and initiatives relative to reducing our total cost structure (technical difficulty) lean. Tom?

Tom Gorman —Spartan Motors, Inc. — COO

There are two areas, Walt, that we are looking at from a macro perspective and Joe and I in particular have spent a lot of time together really looking at any of the redundancies that we have across the business units to really say where can we get ourselves to getting some things that make sense, especially on transactions that we can look to do an one-out rather than a three or four-out.

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FINAL TRANSCRIPT

Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

The second thing that we’re looking at is we are taking a look at all the stuff we’ve got in the footprint. Where can we consolidate some office space? Where can we pool some operations into other existing buildings? Where can we get — lower the utilities that we’ve got? Where can we take some things into a temporary shutdown? So all of that is ongoing and there will be (technical difficulty) coming up.

Walt Liptak —Barrington Research Assoc. — Analyst

Okay, good, that sounds great. Let me just ask (technical difficulty) Joe, you talk about staying profitable as part of the new strategy. Is there an expectation that, every quarter, fourth quarter, each quarter in 2010 (technical difficulty) that Spartan will be profitable? We will have EPS-positive?

John Sztykiel —Spartan Motors, Inc. — President, CEO

Walt, I think that’s probably a good expectation. Every public company out there should have that goal in mind. Wouldn’t you?

Walt Liptak —Barrington Research Assoc. — Analyst

Okay, yes, but it is a bad recession. I mean, there’s a lot of companies that are going negative EPS.

John Sztykiel —Spartan Motors, Inc. — President, CEO

Well, just a second, let me jump in here, Walt. The expectation is there, and that’s why my excitement, relative to Tom and Joe and some of the adjustments, realignments, restructuring they are making put us in that position.

But it gets back — when you are born out of a bankruptcy — and as I educate people here internally, companies that make money every quarter rarely go out of business. (multiple speakers) interesting thing is (multiple speakers).

Walt Liptak —Barrington Research Assoc. — Analyst

No, I understand. Let me just ask one more on inventory. The inventory still looks high. What’s a good level? Can you get $20 million (technical difficulty) $30 million of cash out of inventories?

Joe Nowicki —Spartan Motors, Inc. — CFO, Chief Compliance Officer

Great observation, Walt; you are right on task — is while we made great improvements this quarter on the receivables side of your business, I mean we have a focused team going after it, really working on the collections part. Tom and I, one of the items that we’ve got on our list is to get after the inventory piece as well. We do think there’s some opportunity in there. Now, it’s going to be offset a bit. We do know that we are increasing our inventory with some engines with the 2010 engine (technical difficulty) [changeover] transition taking place. We are increasing our engine inventory as a result of that. But we do think (inaudible) there’s clearly some opportunity to take the inventory levels down; they are much higher than they need to be.

Tom?

Tom Gorman —Spartan Motors, Inc. — COO

        We have put together bogeys that we’ve seen from past experience in large industries for what we see both in terms of the spares and the aftermarket as well as our traditional assembly operations. The terms are far from where they need to be, Walt, no question about it. But the bogeys are there (technical difficulty) the practices that will drive those down.

Walt Liptak —Barrington Research Assoc. — Analyst

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FINAL TRANSCRIPT

Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

Okay. Is there a dollar amount that you can give us on the engine inventory for the fourth quarter?

Joe Nowicki —Spartan Motors, Inc. — CFO, Chief Compliance Officer

Our intent is to contain that incremental inventory through other reductions that we are going to put in place to get [up to] the inventory in total. So, Walt, you shouldn’t see an increase in inventories for the (technical difficulty) the engines. Our intent is to work through other ways to take the inventory levels down as a result.

Walt Liptak —Barrington Research Assoc. — Analyst

Okay, so the inventories might be flat in the fourth quarter sequentially but then go down in 2010?

Joe Nowicki —Spartan Motors, Inc. — CFO, Chief Compliance Officer

Our hope will be to take them even down in the fourth quarter as well, too, but we’ve got our work cut out for us.

Walt Liptak —Barrington Research Assoc. — Analyst

Okay, good work. Thanks.

Operator

Joe Maxa, Dougherty & Co.

Joe Maxa —Dougherty & Co. — Analyst

Thank you. Regarding, the fire truck, a nice quarter in orders. How do you see Q4 shaping up ahead of the January 1 change-over?

John Sztykiel —Spartan Motors, Inc. — President, CEO

Well, from an order intake perspective, I think when we look at emergency rescue products, we would probably see the order rate continue to grow. Joe?

Joe Nowicki #151; Spartan Motors, Inc. — CFO, Chief Compliance Officer

Yes.

John Sztykiel —Spartan Motors, Inc. — President, CEO

As people start (technical difficulty) just and a significant increase from an emissions perspective.

From a production perspective, I think where the production schedules are at today is where they are at. I will let Tom talk a little bit about the focus on the operating and the efficiencies, but I do expect to see the order rate continue to move up a little bit in Q4 versus Q3 as people try to take advantage of the emissions pre-buy.

Tom?

Tom Gorman —Spartan Motors, Inc. — COO

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FINAL TRANSCRIPT

Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

In addition to that, though, Joe, we are also tracking the degree, as John mentioned, of the custom versus the commercial chassis. That has increased. We are seeing, in that segment, an increase in our share. So while it is hard to separate out everything ahead of the 2010 (technical difficulty) pre-buy, we are tracking better in both the segment that we play in and in our own particular share.

That being said, as we went through the restructuring, we did lean out our fire truck operations and rebalanced our lines without any loss in the customer service. We feel very confident going into the fourth quarter.

I don’t — we are not anticipating a huge spike, but we are watching very carefully what’s going on in the marketplace with that and keeping our customers informed.

Joe Maxa —Dougherty & Co. — Analyst

Okay. Given that we are having some strength now, how does fiscal year ‘10 look, assuming there’s some pre-buys here in Q3 and Q4?

John Sztykiel —Spartan Motors, Inc. — President, CEO

Well, as I mentioned earlier when I covered the Emergency Rescue segment, as we look at ‘09 versus (technical difficulty) as we look at ‘10 versus ‘09, we see the trend up. Is it going to be a gigantic trend up? Probably not. But we do see the trend up as we sit here today. In today’s economy, that’s a very, very good trend.

Now, on the side which we don’t know, we’ve got some products which we’ve introduced over the last 12 to 18 months, new products in Emergency Rescue. We are going through the execution process of certain market development, relative to the new products. If those happen to gain traction faster than what we anticipate, then we could surprise not just others but ourselves as well. But right now, I would say the trend is up but it’s not going to be up in what I would call a large double-digit kind of perspective.

Joe Maxa —Dougherty & Co. — Analyst

When you say Emergency Rescue, you are talking fire truck chassis plus your EVTeam segment?

John Sztykiel —Spartan Motors, Inc. — President, CEO

Correct, fire trucks, ambulances, bodies, etc., everything in Emergency Rescue.

Tom Gorman —Spartan Motors, Inc. — COO

Right. Just to add some clarity to that, Joe, I think what John is also referring to — he didn’t talk about the defense business. Obviously, if you include the defense business in there, that obviously puts you in a different perspective year-over-year. Right?

Joe Maxa —Dougherty & Co. — Analyst

Absolutely.

John Sztykiel —Spartan Motors, Inc. — President, CEO

Yes, I am separating out the defense — just Emergency Rescue when you put (technical difficulty) everything that we do in Emergency Rescue, we expect ‘10 to be up versus ‘09.

Joe Maxa —Dougherty & Co. — Analyst

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FINAL TRANSCRIPT

Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

Now let me ask you about your gross margins. You know, the trends that we should see, Motorhome segment starting to increase and has a lower margin, Military segment higher-margin, obviously dropping off — should we expect margins from these levels to actually trend down a little bit going Q4 and into fiscal year ‘10?

Joe Nowicki —Spartan Motors, Inc. — CFO, Chief Compliance Officer

Well, I think the things you mentioned, Joe, are clearly — they all have impacts on us on the downside, but there’s a lot of stuff that Tom and the team are doing to drive some value on the upside to margins as well, too. There are improvements that we are making to our manufacturing processes, which should help to drive some additional efficiencies as well, too. So there’s not all bad news. The things you mentioned from a mix perspective certainly will have a little impact to us.

John Sztykiel —Spartan Motors, Inc. — President, CEO

You know, I think what Joe is saying, though, in summary, is that, while there is the opportunity for maybe a slight degradation in gross margin, if there was going to be a degradation in gross margin, (technical difficulty) not be large because we’ve got a lot of initiatives in place to improve all that we are doing.

Joe Maxa —Dougherty & Co. — Analyst

Right. What was your headcount at the end of the quarter?

Joe Nowicki —Spartan Motors, Inc. — CFO, Chief Compliance Officer

Somewhere around 1000 people, approximately.

Operator

Frank Magdlen, The Robins Group.

Frank Magdlen —The Robins Group — Analyst

Good morning. On the EVTeam side of things, does this production issue, does that last? Does it have a hangover as it goes into the fourth and maybe the first quarter of next year?

Tom Gorman —Spartan Motors, Inc. — COO

I’m sorry, Frank, can you repeat that. I didn’t —

Frank Magdlen —The Robins Group — Analyst

Sure, you introduced — if I understood it right, you introduced some new product and you slipped back into — you weren’t profitable in that group in the quarter. You had been for a quarter or two. I’m trying to find out if that is a — if you are climbing out of it in the fourth quarter and the first quarter this coming year, or whether we should expect another loss quarter, say, in the fourth quarter.

Tom Gorman —Spartan Motors, Inc. — COO

No, we are really working hard to climb out of that (technical difficulty) given the resources down to Road Rescue and Dave Reid’s marshaling everything down there that we need to do to get that product right and really (technical difficulty) Road Rescue (inaudible) [image] there. We are feeling confident on where we are going to go. We’ve given the resources to Road Rescue to make that happen.

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FINAL TRANSCRIPT

Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

John Sztykiel —Spartan Motors, Inc. — President, CEO

But, Frank, getting back to your question, and you made a quick statement there. While we expect to see improvement in Q4 versus Q3 at Road Rescue, we are not in the position to say that, as of this moment in time, that we expect them to be profitable in Q4 versus Q3.

Frank Magdlen —The Robins Group — Analyst

Okay. Then what’s happening on the Aerials side, John?

John Sztykiel —Spartan Motors, Inc. — President, CEO

From an Aerials side perspective, I mean there’s a lot of positives from an operational perspective in that the gross margins have moved in the right direction in 2009 versus 2008. As a company as a whole, Crimson Fire continues to move in the right direction. I will say this, that from an Aerial perspective, the pricing pressure from an order or I should say from bid-to-order perspective, relative to Aerials, that there is a significant amount of pricing pressure at this time in 2009 versus this time in 2008. How that rolls out into the future, I think what we will probably see in Aerials is we will probably see some improvements from an operational perspective. However, we could see some pressure from a gross margin perspective. I think we are moving forward in the right direction operationally, but the orders are hard to get and the orders are definitely being priced a little bit more aggressively at this point in time versus where they were a year ago.

Frank Magdlen —The Robins Group — Analyst

Okay. Will there be any restructuring costs in the fourth quarter?

Joe Nowicki —Spartan Motors, Inc. — CFO, Chief Compliance Officer

You know, we tried to get as much of our restructuring in place in the third quarter as we possibly could. There might be some incremental amounts (technical difficulty) to this point there’s nothing large anticipated.

Frank Magdlen —The Robins Group — Analyst

All right. Then, Joe, will CapEx be about the same in 2010?

Joe Nowicki —Spartan Motors, Inc. — CFO, Chief Compliance Officer

Yes, there’s nothing large anticipated going into 2010. This year, we are — as I mentioned, we will end up somewhere between $5 million and $6 million and there aren’t any other significant changes to next year.

Frank Magdlen —The Robins Group — Analyst

Okay. Then John, what are you going to do with your cash now? You probably won’t have to rebuild or build the balance sheet as much as you did. Are you considering going back on the market and repurchasing shares?

John Sztykiel —Spartan Motors, Inc. — President, CEO

Well, you know, first, I just want to provide some clarity to a statement you made and others may have missed, but as we look at the CapEx over the next couple of years, we (technical difficulty) have a significant amount of capacity available, and we don’t see really any needs from a brick-and-mortar perspective to invest the money within our group of companies. So that is extremely positive.

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FINAL TRANSCRIPT

Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

Relative to a stock buyback to an M&A or to opportunities from an organic perspective, what we’re going to do is do I think what most great companies do — is we are going to evaluate what are the benefits, relative to maximizing shareholder/stakeholder value. We’ve got a variety of initiatives in front of us. Relative to stock buyback, we’ve got an allocation in place. We’ve got a methodology as to how we evaluate (technical difficulty) that in place. We will meet the right decisions accordingly. So that’s probably the best clarity I can give you at this point in time.

Frank Magdlen —The Robins Group — Analyst

All right, thank you.

Unidentified Speaker

John, could you talk a little bit about the addition of M&A to the organic growth opportunity?

John Sztykiel —Spartan Motors, Inc. — President, CEO

Well, that’s a strategic shift for us. The primary reason it is a strategic shift for us, I should say the primary reason is, one, the Company we’ve done very good on, the organic or the opportunistic side. Over the last three to five years, we have not participated on the M&A side of life. And that’s for a number of reasons.

One, we had so much going on internally, from an organic and an opportunity perspective, we didn’t have the time. Just as important, though, we didn’t have to tell it or the people. We’ve got two people in the room today, plus a few others that are not in this room. But one of the things which is nice is what Tom Gorman and Joe Nowicki bring to the team (technical difficulty) demonstrated excellence in the organic side of life. So is that now part of our strategic growth plan? Absolutely.

What reassures me each and every day is, instead of moving forward on that strategy with the same team as what we had over the last three to five years, which was not strong on M&A, we now have several members as part of the team who do have demonstrated strength in M&A. We’ve got an appropriate what I would call cash position/credit position where we are evaluating companies on a consistent basis. We’ve got a variety of initiatives in place. (technical difficulty) when we make the decision, it will be the right decision at the right time from both a strategic, operational and price perspective.

Joe, Tom, I’m not sure if you guys have any comments.

Joe Nowicki —Spartan Motors, Inc. — CFO, Chief Compliance Officer

The only other piece that I would add, John, is as we think about the answer to your question, Jeff, from an M&A perspective, what would we be looking for? I mean, it is really the ability to enter into new and complementary markets, so as we’ve talked about diversification and diversifying some of the end markets that we look into. Also, our ability to increase share or complete our product offerings in some of the core markets is another area.

We’ve talked about our desire to increase our global presence as well too. Obviously, any way that [we can] look for opportunities to leverage our custom manufacturing expertise is another area that we would want to pursue as well, too. So just to give you a little idea for that.

Also, as you know, our track record is one of profitability. So as we endeavor to look that avenue, we look for partners that would provide (technical difficulty) immediately accretive to earnings and having a focus on ROIC similar to what we do today, too.

Jeff Lambert —Lambert Edwards & Assoc. — IR Contact

Operator, do we have any further questions?

Operator

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FINAL TRANSCRIPT

Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

(Operator Instructions). Is Ned Borland, Next Equity Research.

Ned Borland —Next Generation Equity Research — Analyst

Good morning, guys. I just had a question on the restructuring effort here. You mentioned the plant consolidations. I’m assuming some of those facilities were the ones that you bought in the run-up of the MRAP production.

Are we to assume that you just don’t need these facilities anymore, or the anticipated volume is for smaller programs, but can you just help us think through this?

Joe Nowicki —Spartan Motors, Inc. — CFO, Chief Compliance Officer

Sure. This is Joe. I’m going to hand it over to Tom because Tom’s had his team do a pretty thorough look across our facilities in total and what our kind of needs are going forward into 2010. He can describe the one action that (technical difficulty) (inaudible) let him walk through that.

Maybe at the end of Tom’s comments, though, I will come back to you on this whole restructuring [savings as well, too], and what we anticipate out of that I think is part of where your question is going.

Tom Gorman —Spartan Motors, Inc. — COO

Ned, over the past couple of years, we have had people spread all over the campus here, especially during the high-growth era. And one of — one thing that we did was just — as we downsized the SG&A and did some of the restructuring, we (technical difficulty) everybody into one building.

We do have plans for the other buildings in terms of the potential market on the organic growth side that we are looking at and working on here over the next couple of quarters, but a lot of it is some consolidation, making sure we don’t have redundant operations or redundant SG&A.

We are doing it one time here among the several buildings we have in [Charlotte]. We do have one building that we are taking down, but everything else is turn the heat down and let them run at about 45 or 50, working our spares through there on some of the bigger military things and just getting ourselves tighter around the buildings that we make the best use of.

Joe Nowicki —Spartan Motors, Inc. — CFO, Chief Compliance Officer

So the restructured costs that we did take around the one building in the quarter, it wasn’t one of the newer facilities at all, Ned, but it’s our kind of oldest in the complex of building that we needed to do a lot of repair and maintenance and other to if we were going to keep it around. Obviously, we didn’t need it from a space perspective, so what we’ll be doing is really eliminating that building and getting rid of it altogether.

John Sztykiel —Spartan Motors, Inc. — President, CEO

You know, one of the comments or just a statement I’d like to make toward that, Ned, is that, as a company, one of the areas where we’ve invested some capital in 2008 and 2009 has been establishing a strategic FAB presence within Spartan Motors Inc. In our business model, because it is very customer-centric, over the past several years, historically we have outsourced almost everything. What we’re doing now is looking at the opportunities where we could actually FAB, cut and FAB parts as it relates to short delivery, small volume where we have been paying very, very high prices.

So as a company, we are evolving a little bit in that we are probably going to be bringing a little bit more of our part fabrication in-house to actually reduce our cost base. This would not only support the needs of Spartan Chassis but over time will support the needs of Crimson Fire and Road Rescue as well.

Ned Borland —Next Generation Equity Research — Analyst

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FINAL TRANSCRIPT

Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

Okay. Then sticking with the SG&A related costs, it looks like they came in at about 15% of sales if you include the SG&A and R&D piece. Maybe I missed it, but was there sort of a goal that you guys expect to reach in bringing these costs down as a percentage of sales?

Joe Nowicki —Spartan Motors, Inc. — CFO, Chief Compliance Officer

Maybe I will elaborate a little bit more on what we’ve done through (technical difficulty) to give you a feel for the magnitude of our efforts. Even though we’ve talked about (technical difficulty) in the quarter we reduced our staffing levels by about 14%. As you go back and you look at some of our peak staffing levels like back in the 2007 timeframe, it is really — we are closer to over 40% reduction in our total headcount from that point in time. So we made another effort this quarter to align us again to the current size of the business.

If you look at all of the reductions that we’ve made and what the teams have been looking at, we are pacing for really anywhere between a $7 million to $8 million reduction in our operating expenses from where we had been pacing as a result of the restructuring efforts that were announced and what we just put in place, so a pretty big number.

So as we look forward into 2010 (technical difficulty) if you go historically, our operating expenses have been (technical difficulty) more around a 10% to 12% of sales goals, which is where we’ve been historically. It will be a challenge to get down to that low end of it at the 10% number because of some of the fixed costs in buildings we’ve taken out since then. But should we be able to close that gap and get down to the 13%, 12% of sales numbers? Yes, absolutely.

Operator

We show no further questions at this time. Would you like to make any closing remarks?

John Sztykiel —Spartan Motors, Inc. — President, CEO

This is John Sztykiel. First, again, thank you very much for your time. While the next two to four quarters obviously will be challenging as we continue to realign, restructure the business, work to execute certain operational and strategic initiatives, both grow and diversify the business, the trends and the attitudes are up, and (technical difficulty) attitude reflects leadership. We have definitely improved the leadership not just within Spartan but within all of our business units.

Next, from an Investor Relations perspective, starting in the month of December, we are probably going to be a little bit more active, visiting a variety of cities, whether it be Joe Nowicki, Tom Gorman, myself, or a group of us. We will be working through Jeff Lambert and his firm, LEA. So therefore, if you have any interest, the desire to meet, etc., please take those through Jeff and/or Joe, and we will work to try to accommodate as many needs as possible.

We are excited about not just today but we are excited about tomorrow as well. We finished up the quarter being positive, i.e. profitable, and that’s important. But the reality is that’s the past. We are focused on not just today but tomorrow as well. Thank you very much.

Operator

The conference is now concluded. Thank you for attending today’s presentations. You may now disconnect.

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FINAL TRANSCRIPT

Oct. 22. 2009 / 10:00AM ET, SPAR — Q3 2009 Spartan Motors Earnings Conference Call

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